UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST OTTAWA BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 13, 2011

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of First Ottawa Bancshares, Inc. to be held at the offices of First Ottawa Bancshares, Inc., located at 701 LaSalle Street, Ottawa, Illinois 61350, on Wednesday, May 18, 2011 at 3:00 p.m., local time.

The annual meeting will be held for the purposes of electing three persons to serve as Class III directors and transacting such other business as may properly come before the meeting.  We recommend you vote your shares “FOR” the director nominees.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible.  This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

The 2010 annual report to stockholders, including financial statements, is furnished with the enclosed notice of meeting and proxy statement.

Sincerely,

JOACHIM J. BROWN
President and Chief Executive Officer

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2011

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of First Ottawa Bancshares, Inc. will be held at our offices located at 701 LaSalle Street, Ottawa, Illinois 61350, on Wednesday, May 18, 2011 at 3:00 p.m., local time, for the following purposes:

1.           to elect three Class III directors for a term of three years; and

2.            to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on March 25, 2011 will be entitled to notice of, and to vote at, the annual meeting.  If there are an insufficient number of votes for a quorum the meeting may be adjourned or postponed to permit us to continue to solicit proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2011.

Full copies of the proxy statement, the proxy card and other materials for the annual meeting are available on the internet at www.firstottawa.com/proxy.htm.  Stockholders will receive a full set of these materials through the mail from us or from their brokers.

By order of the board of directors,

Cheryl D. Gage
Corporate Secretary

Ottawa, Illinois
April 13, 2011

PLEASE DATE, SIGN AND RETURN THE PROXY CARD FOR THE COMPANY’S ANNUAL MEETING PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FIRST OTTAWA BANCSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2011

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of First Ottawa Bancshares, Inc. to be used at the annual meeting of stockholders to be held on May 18, 2011, and at any adjournment or postponement of the meeting.  First Ottawa Bancshares, Inc., a Delaware corporation, is the holding company for The First National Bank of Ottawa, a national banking association located in Ottawa, Illinois.  This proxy statement is first being mailed to First Ottawa’s stockholders on or about April 13, 2011.  As used in this proxy statement, the term “First Ottawa” refers to First Ottawa Bancshares, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 25, 2011, the record date for the annual meeting, you owned shares of our common stock.  This proxy statement describes the matters that will be presented for consideration by the stockholders at our annual meeting.  It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three Class III directors of First Ottawa for a term expiring in 2014.

How do I vote?

You may vote either by mail or in person at the meeting.  To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope.  No postage is required if mailed in the United States.  If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card, but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all of the nominees named in this proxy statement.

If you want to vote in person, please come to the meeting.  We will distribute written ballots to any stockholder who wants to vote at the meeting.  Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to obtain a proxy from your broker to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records or in accounts with stockbrokers.  Please sign and return ALL proxy cards to ensure that all of your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares.  It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of a company’s independent registered public accounting firm, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares.  The election of directors is now considered to be a non-routine matter, and consequently your broker will not have discretionary authority to vote your shares on this matter.

If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote.”

We encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the annual meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the annual meeting.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by:

●	signing another proxy with a later date and returning that proxy to:

Cheryl D. Gage
First Ottawa Bancshares, Inc.
701 LaSalle Street
P.O. Box 657
Ottawa, Illinois  61350;

●	sending notice to us at the same address that you are revoking your proxy; or

●	voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker directly.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.  Abstentions are considered to be present at the annual meeting and counted in determining whether a quorum is present.  Broker non-votes are considered present at the annual meeting and counted in determining whether a quorum is present if at least one routine matter is presented for approval.

Shares are counted as present at the meeting if the stockholder either:

●	is present in person at the meeting; or

●	has properly submitted a signed proxy card or other proxy.

On March 25, 2011, the record date, there were 645,988 shares of common stock issued and outstanding.  Therefore, at least 322,995 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.  In the latter case, shares represented by proxies may be voted for a substitute nominee.  You cannot vote for more than three nominees.  The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on the proposal?

You may vote “FOR” or “withhold authority to vote for” each nominee for director.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date with respect to each of the proposals.  The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for approval of the directors?

The three individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of First Ottawa.  Abstentions will be considered in determining the presence of a quorum, but neither abstentions nor broker non-votes will affect the vote required for the election of directors.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting.  The voting results will also be disclosed in a Form 8-K that we will file within four business days of the meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies.  In addition to solicitations by mail, officers, directors or employees of First Ottawa or its bank subsidiary may solicit proxies in person or by telephone.  These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 25, 2011, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table (which can be found later in this proxy statement), and by all directors and all executive officers of First Ottawa as a group.  Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 25, 2011.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Directors, Nominees and Named Executive Officers

Bradley J. Armstrong(3)	3,870	*
Joachim J. Brown(4)	15,625	2.4%
John L. Cantlin(5)	5,882	*
Patrick D. Fayhee(6)	7,514	1.2%
Thomas E. Haeberle(7)	16,354	2.5%
Donald J. Harris(8)	10,160	1.6%
Thomas P. Rooney(9)	6,675	1.0%
William J. Walsh(10)	22,066	3.4%
Brian P. Zabel(11)	1,450	*

Directors, Nominees and Executive Officers as a Group (12 persons)	106,011	16.4%

5% Stockholder

Erika L. Schmidt(12)	50,114	7.8%

*	Less than one percent.

(1)	Except as otherwise indicated in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of common stock listed opposite his or her name.

(2)	Based upon shares of common stock issued and outstanding at March 25, 2011.

(3)	Includes 2,150 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011.

(4)	Includes 11,500 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011.

(5)	Includes 1,650 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011. 3,122 shares are pledged as security for indebtedness.

(6)
Includes 6,550 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011.  Also includes 964 shares held jointly with his spouse, over which Mr. Fayhee shares voting and investment power with his spouse.  390 shares are pledged as security for indebtedness.

(7)
Includes 1,850 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011.  Also includes 100 shares held in a custodial capacity for the benefit of his minor daughter, over which he has sole investment and voting power.  14,354 of the shares held individually are pledged as security for indebtedness.

(8)
Includes 8,050 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011.  Also includes 1,108 shares held jointly with his spouse, over which Mr. Harris shares voting and investment power.  857 shares are pledged as security for indebtedness.

(9)
Includes 2,150 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011.  Also includes 4,525 shares held in a trust, over which Dr. Rooney has sole voting and investment power.

(10)	Includes 1,840 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011.

(11)	Includes 450 shares of common stock issuable upon exercise of options that are exercisable currently or within 60 days of March 25, 2011. 900 shares are pledged as security for indebtedness.

(12)
The mailing address for Erika L. Schmidt is c/o First Ottawa Bancshares, Inc., 701 LaSalle Street, Ottawa, Illinois 61350.  Includes 47,614 shares held by Lura Enterprises, LLC, of which Ms. Schmidt is the managing member, and over which Ms. Schmidt has sole voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file an initial report of their ownership of our securities on Form 3 and to file reports of changes in their ownership of our securities on Form 4 or Form 5.  These filings must be made with the Securities and Exchange Commission.  Officers, directors and greater than ten percent stockholders are required by federal securities regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2010, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2010.

ELECTION OF DIRECTORS

Our directors are divided into three classes having staggered terms of three years.  Stockholders will be entitled to elect three Class III directors for a term expiring in 2014.  We have no knowledge that any nominee will refuse or be unable to serve, but if any nominee is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

The following table contains certain information with respect to each person who has been nominated for election as a director or is a continuing director, including the year each became a director of First Ottawa or of The First National Bank of Ottawa and his or her position with us.  Each director of First Ottawa also serves as a director of The First National Bank of Ottawa.

Our board of directors recommends that you vote your shares “FOR” all nominees.  Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the board of directors.

NOMINEES

Name (Age)	Director Since	Positions with First Ottawa or The First National Bank of Ottawa
CLASS III (Term to Expire in 2014)
Thomas E. Haeberle (Age 60)	1997	Director of First Ottawa and The First National Bank of Ottawa
Thomas P. Rooney (Age 58)	1999	Director of First Ottawa and The First National Bank of Ottawa
William J. Walsh (Age 72)	1977	Director of First Ottawa and The First National Bank of Ottawa

CONTINUING DIRECTORS

Name (Age)	Director Since	Positions with First Ottawa or The First National Bank of Ottawa

CLASS I (Term to Expire in 2012)
Bradley J. Armstrong (Age 49)	1999	Director and Chairman of First Ottawa and The First National Bank of Ottawa
Donald J. Harris (Age 57)	2000	Executive Vice President, Chief Operating Officer and Director of First Ottawa and The First National Bank of Ottawa
Brian P. Zabel (Age 35)	2008	Director and Vice Chairman of First Ottawa and The First National Bank of Ottawa

CLASS II (Term to Expire in 2013)
Joachim J. Brown (Age 62)	1999	President, Chief Executive Officer and Director of First Ottawa and The First National Bank of Ottawa
John L. Cantlin (Age 62)	1999	Director of First Ottawa and The First National Bank of Ottawa

On February 9, 2011, our board of directors approved an amendment to our by-laws, which became effective immediately.  The amendment clarifies that the mandatory retirement age set forth in the by-laws is applicable to all directors, except for those incumbent directors elected prior to December 31, 1987.  Because Mr. Walsh, one of the Class III nominees, was initially elected in 1977, he is not subject to mandatory retirement from our board, even though he is now 72 years old.  The Nominating and Corporate Governance Committee believes that Mr. Walsh continues to be a qualified candidate for service on the board due to his business experience and the significant contributions he has made to the board during his long tenure.

Except as noted above, all directors will hold office for the terms indicated, or until their earlier death, resignation, retirement, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. Except as described below, no nominee or director has been a director of another “public corporation” (i.e. subject to the reporting requirements of the Exchange Act) or of any investment company within the past five years.

The business experience of each of the nominees and continuing directors for the past five years, as well as their qualifications to serve on the board, is as follows:

Bradley J. Armstrong has been President of Armstrong & Associates, Inc., a registered investment advisory firm located in Ottawa, and Branch Manager of LPL Financial Services since 1987.  We consider Mr. Armstrong to be a qualified candidate for service on the board, as well as the Compensation Committee, due to his skills and expertise in the financial services industry and his prominence in the Ottawa market.

Joachim J. Brown has been the President and Chief Executive Officer of First Ottawa and The First National Bank of Ottawa since we first employed him in 1999.  We consider Mr. Brown to be a qualified candidate for service on the board due to his expertise in the financial services industry and his intimate familiarity with the day-to-day operations of First Ottawa and The First National Bank of Ottawa.

John L. Cantlin has been a partner at John L. Cantlin & Associates, a law firm with offices in Ottawa and Earlville, Illinois, since 1977.  We consider Mr. Cantlin to be a qualified candidate for service on the board, as well as the Nominating and Corporate Governance Committee, due to his legal expertise and his prominence in the Ottawa market.

Thomas E. Haeberle has been the owner and President of Haeberle and Associates, Inc., a real estate brokerage office, since 1978.  We consider Mr. Haeberle to be a qualified candidate for service on the board, as well as the Compensation Committee and the Nominating and Corporate Governance Committee, due to his business skills and knowledge of real estate matters.

Donald J. Harris has been the Executive Vice President and Chief Operating Officer of First Ottawa and The First National Bank of Ottawa since 1999.  We have employed him since 1979.  We consider Mr. Harris to be a qualified candidate for service on the board due to his skills and expertise in the financial services industry and intimate knowledge of the businesses, operations, and market areas of First Ottawa and The First National Bank of Ottawa.

Thomas P. Rooney has been an oral and maxillofacial surgeon with offices in Ottawa, Peru and Morris, Illinois since 1987.  Dr. Rooney is on the staff of five area hospitals between Morris and Princeton, Illinois.  We consider Dr. Rooney to be a qualified candidate for service on the board, as well as the Audit/Compliance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, due to his prominence in the Ottawa market.

William J. Walsh has been the President of the Bill Walsh Automotive Group, the parent company for various automobile dealerships and leasing companies, since 1964.  We consider Mr. Walsh to be a qualified candidate for service on the board, as well as the Audit/Compliance Committee and the Nominating and Corporate Governance Committee, due to his business experience and his skills and expertise in the leasing industry.

Brian P. Zabel is a certified public accountant and has been the owner and President of Brian Zabel & Associates, PC, an accounting firm, since 2003.  We consider Mr. Zabel to be a qualified candidate for service on the board, as well as the Audit/Compliance Committee, due to his skills and expertise in financial accounting.

In addition, the following individuals serve as executive officers of First Ottawa or The First National Bank of Ottawa:

Vincent G. Easi, age 49, is the Chief Financial Officer of First Ottawa and The First National Bank of Ottawa.  We have employed him since 2001.

Patrick D. Fayhee, age 57, is an Executive Vice President and the Chief Lending Officer of The First National Bank of Ottawa.  We have employed him since 2001.

Cheryl D. Gage, age 54, is the Corporate Secretary of First Ottawa and The First National Bank of Ottawa.  We have employed her since 1975.

Steven M. Gonzalo, age 43, is an Executive Vice President and the Chief Technology Officer for The First National Bank of Ottawa.  We have employed him since 2001.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Currently, we have eight directors serving on our board, each of whom, with the exception of Messrs. Brown and Harris, are, in the judgment of the board, “independent” as that term is defined by the NASDAQ Stock Market, Inc. (“NASDAQ”).  Messrs. Brown and Harris are not considered to be independent because of their positions as executive officers.

Each of our directors serves for a three-year term and until his or her successor has been duly elected and qualified.  The board of directors of First Ottawa also serves as the board of directors of The First National Bank of Ottawa and its subsidiary, First Ottawa Financial Corporation.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of First Ottawa, which are monitored by our executive officers and management.  Our directors fulfill their duties and responsibilities by attending regular meetings of the board, and through committee membership, which is discussed below.

Our board held 14 meetings during 2010.  Each of the directors participated in at least 75% of the meetings of the board and of the committees of which he is a member.  Additionally, the independent members of the board of directors met in executive session outside the presence of management and the non-independent directors 13 times during 2010.  While we do not have a specific policy regarding attendance at the annual meeting of stockholders, all directors are expected to attend the meeting.  All of the current directors and nominees attended last year’s annual meeting.

Our board has several standing committees, including an Audit/Compliance Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Audit/Compliance Committee

The Audit/Compliance Committee is currently comprised of Dr. Rooney, Mr. Walsh and Mr. Zabel.  Each member of the Audit/Compliance Committee is, in the judgment of the board, “independent” as that term is defined by the rules of NASDAQ and the rules and regulations of the Securities and Exchange Commission.  The board of directors may, in its discretion, determine to add additional members to the Audit/Compliance Committee at any time.

The board has designated Mr. Zabel as the “audit committee financial expert,” as such term is defined by the regulations of the Securities and Exchange Commission.  The board’s determination was based upon Mr. Zabel’s level of knowledge and experience regarding financial matters and his professional experience as a certified public accountant.  The board also believes that each of the other committee members possesses the necessary skills and qualifications to critically analyze First Ottawa’s financial statements and financial reporting process and to perform the other duties required of service on the committee.

The functions performed by the Audit/Compliance Committee include, but are not limited to, the following:

●	overseeing our accounting and financial reporting;

●	selecting, appointing and overseeing our independent auditors, including the pre-approval of all engagements and fee arrangements;

●	reviewing actions by management on recommendations of the independent auditors and internal auditors;

●	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures; and

●	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit/Compliance Committee consults separately and jointly with the independent auditors, the internal auditors and management.  The Audit/Compliance Committee has adopted a written charter, which sets forth the committee’s duties, responsibilities and functions, and which is available on our website at www.firstottawa.com.  The Audit/Compliance Committee met seven times during 2010.

Compensation Committee

The Compensation Committee is currently comprised of Mr. Armstrong, Mr. Haeberle and Dr. Rooney.  Each member of the Compensation Committee is, in the judgment of the board, “independent” as that term is defined by the rules of NASDAQ, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Exchange Act.  The board of directors may, in its discretion, determine to add additional members to the Compensation Committee at any time.

The Compensation Committee advises our board of directors on matters of management, organization and succession, recommends persons for appointment to key employee positions and sets the compensation of our officers and key employees.  The Compensation Committee has adopted a written charter, which sets forth the committee’s duties, responsibilities and functions, and which is available on our website at www.firstottawa.com.  The Compensation Committee met three times during 2010.

Nominating and Corporate Governance Committee

In 2010, the Nominating and Corporate Governance Committee was comprised of Messrs. Brown, Cantlin, Haeberle and Walsh.  In January 2011, Dr. Rooney replaced Mr. Brown on the committee.  Each member of the current Nominating and Corporate Governance Committee is, in the judgment of the board, “independent” as that term is defined by the rules of NASDAQ.  The committee nominates persons for election as directors of First Ottawa and makes recommendations to our board of directors regarding the structure and membership of the various committees, including the Nominating and Corporate Governance Committee itself.  The committee will consider nominees recommended by stockholders if such recommendations comply with our bylaws (as discussed below).  The Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties, responsibilities and functions, and which is available on our website at www.firstottawa.com.  The Nominating and Corporate Governance Committee met five times during 2010.

Director Nominations and Qualifications

Pursuant to its charter, the Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, nominees suggested by incumbent directors or officers and any stockholder nominees, in the same manner.  The committee meets as necessary to consider whether incumbent directors and any other potential nominees brought to the committee’s attention are qualified to be nominated for director and who it will nominate.  Generally, the committee believes that, at a minimum, its nominees should possess certain qualities, including the highest personal and professional ethics, integrity and values, a sufficient educational and professional background and experience, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve, exemplary management and communications skills, as well as an ability to meet the standards and duties set forth in our code of business conduct and ethics.  It is also expected that directors should be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and that they should be committed to serving on the board for an extended period of time.  While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with NASDAQ requirements to ensure that at least a majority of the directors will, at all times, be independent.  The committee did not retain any third party to assist it in identifying candidates for the upcoming meeting of stockholders, although it may in the future if the committee believes it is necessary.  The committee evaluated the incumbent directors whose terms expire in 2011 and determined that they should be nominated for re-election as directors.

Stockholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board.   Stockholders may contact First Ottawa’s board of directors by contacting Cheryl D. Gage, our Corporate Secretary, at First Ottawa Bancshares, Inc., 701 LaSalle Street, P.O. Box 657, Ottawa, Illinois 61350, or at (815) 434-0044.  Ms. Gage will generally forward communications directly to the Chairman of the Board, except for communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors.  For a stockholder nominee to be considered for inclusion in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary at least 120 days prior to the anniversary date that the previous year’s proxy statement was mailed to stockholders.  Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years.  All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  The committee may request additional information in order to make a determination as to whether to nominate the person for director.  A stockholder may otherwise nominate an individual for election as a director by complying with the provisions of our bylaws, which provide that such nominations may be made so long as they are received by our Corporate Secretary, in writing, on a form provided for such purpose, not less than ten days prior to the annual meeting.

Other Stockholder Proposals.  For all other stockholder proposals related to our annual meeting of stockholders to be held in 2012, such proposals must be received by our Corporate Secretary, at the above address, no later than December 15, 2011, to be considered for inclusion in our proxy statement and form of proxy relating to that meeting.  Further, if a stockholder fails to notify us of a proposal before February 28, 2012, management proxies may use their discretionary voting authority to vote on such proposal if it is raised at the annual meeting.

Board Leadership Structure

Throughout its history, First Ottawa has kept the positions of Chairman of the Board and Chief Executive Officer separate.  Currently, Mr. Armstrong holds the position of Chairman of the Board, and Mr. Brown holds the position of Chief Executive Officer.  Mr. Armstrong is considered to be “independent” according to NASDAQ listing requirements.

While our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for First Ottawa at this time and demonstrates our commitment to good corporate governance.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the board in its fundamental role of providing advice to and independent oversight of management.  We believe that having an independent Chairman eliminates the conflicts of interest that arise when the positions are held by one person.  In addition, this leadership structure allows the board to more effectively monitor and evaluate the performance of our Chief Executive Officer.

To further enhance the role of the independent directors on our board and consistent with NASDAQ listing requirements, the board’s independent directors regularly have the opportunity to meet without Messrs. Brown and Harris in attendance.  The independent members of the board of directors met in executive session outside the presence of management and the non-independent directors 13 times during 2010.  Mr. Armstrong presides over these sessions.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics in place that applies to all of our directors and employees.  The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer.  The code of business conduct and ethics is posted on our website at www.firstottawa.com.  We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Risk Oversight

It is necessary to effectively manage risk when managing and operating First Ottawa. We face a number of risks, including but not limited to, general economic risks, credit risks, regulatory risks, audit risks, reputational risks, and business competition. Management is responsible for the day-to-day management of risks First Ottawa faces, while the board, as a whole and through its committees, has responsibility for the general oversight of risk management. In its role of risk oversight, the board of directors has the responsibility to satisfy itself that the risk management processes and procedures designed and implemented by management are appropriate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have specific responsibilities with respect to our risk oversight.  In 2010, our board established a Risk Management Committee, which is comprised solely of outside directors.  The Risk Management Committee oversees our risk profile and approves our risk management framework and has the authority to set risk appetites, approve frameworks, policies and processes for the management of risk, and accept risks beyond the approval discretion provided to management.  Each other board committee has been assigned oversight responsibility for specific areas of risk and risk management, and each committee considers risks within its areas of responsibility. As an example, the Audit/Compliance Committee, on behalf of the board, has primary responsibility for overseeing First Ottawa’s risk management processes, including those relating to litigation and compliance risk. The members of the Audit/Compliance Committee review and examine our risk assessment and risk management policies and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.  The Audit/Compliance Committee is responsible for monitoring our financial reporting process and system of internal controls including controls related to risk management.  Management and First Ottawa’s auditors communicate regularly with the Audit/Compliance Committee regarding any concerns or issues relevant to their function.  The Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage business development and activity that is consistent with our overall strategy and risk tolerance.  Our Loan Committee has primary responsibility for credit risk.  The Funds Management Committee has oversight of the sources and uses of funds, and the credit and interest rate risks associated with the management of our  assets and liabilities.  The Trust Committee is responsible for oversight of the fiduciary activities and discharge of responsibilities of First Ottawa’s Trust Department.  Each of these committees receives regular reports from management regarding our risks and reports regularly to the board concerning risk.

We believe that providing for full and open communication between management and the board of directors is essential for effective risk management and oversight. Members of management, consistent with their specific areas of responsibility, attend board meetings and/or board committee meetings on a regular and consistent basis. We have regular and ongoing reporting and communication mechanisms in place to ensure that oversight is informed and effective.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Operating Officer and Chief Lending Officer, who served in such capacities during 2010 and 2009:

						Change in
						pension value
						and nonqualified
				Non-Equity		deferred
			Option	Incentive Plan		compensation	All other
Name and principal		Salary	Awards	Compensation		earnings	compensation	Total
position	Year	($)(1)	($)(2)	($)(3)		($)(6)	($)(7)	($)
(a)	(b)	(c)	(f)	(g)		(h)	(i)	(j)

Joachim J. Brown
President & Chief	2010	$263,582	$27,900	$—		$4,161	$8,224	$303,867
Executive Officer	2009	263,560	17,920	—		3,805	20,743	306,028

Donald J. Harris
Executive Vice	2010	141,569	30,705	—		—	1,015	173,289
President &	2009	141,569	11,648	—		21,857	8,285	183,359
Chief Operating
Officer

Patrick D. Fayhee
Executive Vice	2010	139,339	18,135	6,597	(4)	2,774	921	167,766
President &	2009	139,339	11,648	24,417	(5)	2,288	8,176	185,868
Chief Lending Officer

(1)	Salary includes fees of $15,400 received for serving on the board of directors of First Ottawa and The First National Bank of Ottawa for each of Mr. Brown and Mr. Harris.

(2)
The value shown is the grant date fair market value computed in accordance with FASB ASC Topic 718.  In 2010, First Ottawa granted options to purchase 2,000, 1,300, and 1,300 shares of common stock to Messrs. Brown, Harris and Fayhee, respectively, at an option exercise price of $59.84.  Also in 2010, First Ottawa granted additional options to purchase 1,000 shares of common stock to Mr. Harris at an option exercise price of $55.23.  In 2009, First Ottawa granted options to purchase 2,000, 1,300, and 1,300 shares of common stock to Messrs. Brown, Harris and Fayhee, respectively, at an option exercise price of $62.87.  All of the options granted in 2010 and 2009 become exercisable in four equal portions on the first, second, third and fourth anniversaries of the date of grant.

(3)
First Ottawa provides bonuses to executives, payable out of an annual bonus pool, to provide incentives to such executives to continuously improve earnings and improve stockholder value.  The bonus pool is an amount equal to 11% of the bank’s after tax profit, excluding securities gains and losses, after a tax adjustment and after the cash flow necessary for payment of the holding company’s dividend to its stockholders.  The executive officers’ bonus pool is divided among the executive officers based on a specific formula approved by the Compensation Committee.  The formula awards 40% of the pool to the Chief Executive Officer, 22.5% of the pool to each of the Chief Lending Officer and Chief Operating Officer and the remaining 15% to other executive officers.  No bonuses were paid for 2010 or 2009.

(4)	Includes additional compensation incentives in the amount of $6,597 in 2010.

(5)
Includes additional compensation incentives in the amount of $24,417 in 2009, which Mr. Fayhee elected to defer pursuant to the First Ottawa Bancshares, Inc. Deferred Compensation Plan described below at page 18.

(6)	The amounts set forth in the “Change in pension value and nonqualified deferred compensation earnings” column include the change in the value of accrued benefits under the First Ottawa Bancshares, Inc. Defined

Benefit Pension Plan and the Supplemental Nonqualified Retirement Plan, and above-market interest, as determined for proxy disclosure purposes only, accrued under the First Ottawa Bancshares, Inc. Deferred Compensation Plan during the year.  With respect to the benefits accrued under the Defined Benefit Pension Plan, the amount set forth reflects the annual increase in the actuarial present value of accumulated benefits using the same assumptions and measurement date as for financial reporting purposes as described in Note 10 to our consolidated financial statements for the year ended December 31, 2010.  Our Defined Benefit Pension Plan is frozen.  It applies only to individuals who were employed prior to November 1999.  Mr. Harris is our only named executive officer who participates in the plan.  The plan provides eligible employees the opportunity to earn a retirement benefit based on years of service and compensation prior to retirement.  First Ottawa’s executive officers are eligible to receive benefits pursuant to the Supplemental Nonqualified Retirement Plan payable in 120 monthly installments commencing at the termination of their respective service.  The benefit amount allocated to each is based upon earnings of a pool of bank-owned life insurance policies, adjusted for a cost of funds factor.  The return on all of the insurance policies subject to this plan is divided into two pools, one for bank directors, and one for executive officers, excluding those officers that are also directors.  In 2010 and 2009, respectively, $16,644 and $15,618 was allocated to executive officers in connection with this plan.  Also includes a decrease in the defined benefit lump sum value for Mr. Harris for 2010 of $20,434 and an increase for 2009 of $18,052.  Both the Supplemental Nonqualified Retirement Plan and the Deferred Compensation Plan are described below in more detail

(7)
Includes an automobile allowance for Mr. Brown of $7,200 in 2010 and 2009.  Also includes matching and discretionary allocations under our 401(k) plan for Messrs. Brown, Harris and Fayhee in the amounts of $12,250, $7,001 and $6,980, respectively, for 2009; no matching and discretionary allocations were made for 2010.  Also includes insurance premiums for Messrs. Brown, Harris and Fayhee in the amounts of $1,024, $1,015 and $921, respectively, for 2010; and $1,022, $1,014 and $924, respectively, for 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the exercisable and unexercisable stock options at December 31, 2010 held by the individuals named in the summary compensation table:

	Option Awards
Name (a)	Number of securities underlying unexercised options (#) Exercisable(1) (b)	Number of securities underlying unexercised options (#) Unexercisable(1) (c)	Option exercise price ($) (e)	Option expiration date(1) (f)
Joachim J. Brown	1,500	0	$56.00	6/10/2013
	1,500	0	62.00	5/11/2014
	1,500	0	70.00	3/8/2015
	2,000	0	76.00	3/7/2016
	1,500	500	77.00	3/13/2017
	1,000	1,000	78.13	3/12/2018
	500	1,500	62.87	3/10/2019
	0	2,000	59.84	3/9/2020
Donald J. Harris	1,000	0	56.00	6/10/2013
	1,500	0	62.00	5/11/2014
	1,000	0	70.00	3/8/2015
	1,300	0	76.00	3/7/2016
	975	325	77.00	3/13/2017
	650	650	78.13	3/12/2018
	325	975	62.87	3/10/2019
	0	1,300	59.84	3/9/2020
	0	1,000	55.23	9/13/2020
Patrick D. Fayhee	1,000	0	62.00	5/11/2014
	1,000	0	70.00	3/8/2015
	1,300	0	76.00	3/7/2016
	975	325	77.00	3/13/2017
	650	650	78.13	3/12/2018
	325	975	62.87	3/10/2019
	0	1,300	59.84	3/9/2020

(1)	Options become exercisable in four equal portions on the first, second, third and fourth anniversaries of the date of grant.

Employment Agreements

In November, 2002, we entered into an employment agreement with Joachim J. Brown to serve as President and Chief Executive Officer of First Ottawa and The First National Bank of Ottawa.  In 2008, certain provisions of Mr. Brown’s employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and guidance issued thereunder).  Mr. Brown’s agreement was amended again in early 2010 to establish a new minimum base salary and to confirm that he can participate in the bonus plan.  The agreement provided for an initial two-year term, and the agreement will renew for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement will always have a two-year term), unless otherwise terminated.  The agreement has not been terminated.  The agreement specifies a base salary for 2010 of $248,182 and provides for increases based on base salary levels at comparable financial institutions.  In particular, Mr. Brown’s annual base salary is required to be within a range of the base salaries of the third quartile for a president and chief executive officer of an independent bank for $100 – 250 million and $250 – 500 million institutions in Illinois as reported in the most recent Illinois Banker’s Association Annual Survey, but not less than the previous year’s base salary.  The agreement also provides that Mr. Brown will receive a monthly automobile allowance as well as be entitled to participate in any stock incentive plans we establish.  Pursuant to the agreement, Mr. Brown’s annual salary is inclusive of director’s fees for serving on the board of directors of First Ottawa and The First National Bank of Ottawa.

On June 9, 2005, First National Bank of Ottawa entered into separate employment agreements with each of Donald Harris and Patrick Fayhee to serve as Chief Operating Officer and Chief Lending Officer, respectively.  In 2008, certain provisions of these employment agreements were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and guidance issued thereunder).  Each agreement provides for an initial two-year term.  Each agreement will renew for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement will always have a two-year term), unless terminated upon 90 days notice.  Each agreement specifies a minimum annual salary and provides for increases based on base salary levels at comparable financial institutions.  Mr. Harris’s annual base salary may be adjusted annually but shall never be less than the previous year’s base salary or the base salary of the third quartile for a chief operating officer of an independent bank for a $101 – 250 million institution in Illinois as reported in the most recent Illinois Banker’s Association Annual Survey.  Mr. Fayhee’s annual base salary may be adjusted annually but shall never be less than the previous year’s base salary or 105% of the base salary for a chief lending officer of a $250 – 500 million institution in Illinois as reported in the most recent Illinois Banker’s Association Annual Survey.  Mr. Fayhee’s agreement provides that he is eligible for certain special incentives in connection with business development, profitability, or loan pricing and provides additional compensation in connection with loan pricing.  Each agreement also provides that the respective officers will be included in our Supplemental Executive Retirement Plan and each is entitled, at the discretion of our board of directors, to participate in any stock incentive plans we establish.

Agreements Providing for Termination or Change of Control Payments

Other than as provided in the employment agreements for Messrs. Brown, Harris and Fayhee, and except as provided in accordance with the terms of our 2002 Stock Incentive Plan, no named executive officer will be entitled to any payments or benefits as a result of a termination of employment, the occurrence of a change in control or as a result of a termination of employment in connection with a change in control.

All employees, including the named executive officers, who receive stock options under our 2002 Stock Incentive Plan will immediately vest in any unvested stock options held by such employee upon the occurrence of a change of control.  Any such options, the vesting of which is accelerated upon the occurrence of a change in control, shall remain exercisable in accordance with their terms.

In the case of a termination of employment by the company without “cause,” a named executive officer will be entitled to receive his base salary as in effect on the date of termination for the remainder of the term of his employment agreement.  The maximum term provided under each of the employment agreements is two years.  No other payments or benefits will be due to the named executive officers pursuant to their employment agreements in connection with a termination without cause.  Under the employment agreements, “cause” is defined to mean an executive officer’s: conviction for (or plea of “no contest” to) a felony or crime involving moral turpitude; commission of an act involving self-dealing, fraud or personal profit that is harmful to First Ottawa; material failure to perform duties under his employment agreement; and breach of any material provision of his employment agreement.

In the case of a termination, for any reason, within 90 days of a change of control, a named executive officer will be, pursuant to his employment agreement, entitled to receive the following:

●
payment, in a single lump sum, of a severance benefit equal to two times the sum of (i) his annual base salary as of the date of termination (which amount shall be no less than his base salary immediately preceding the change of control), and (ii) the average of his cash bonus paid with respect to the two years immediately preceding the date of the change of control; and

●
at the expense of First Ottawa or any successor, COBRA premiums for 18 months following termination of employment, consistent with the executive officer’s elections under COBRA and his right to continuation benefits thereunder.

Upon a change in control, executive officers may be subject to certain excise taxes under Section 280G of the Internal Revenue Code.  Pursuant to the employment agreements, any cash severance payments due to the executive officers will, if necessary, be reduced to one dollar below the maximum limitation for imposition of the excise tax in order to avoid the application of any such excise tax.

In exchange for entering into the employment agreements, each of the named executive officers agreed to be bound by a 12-month restrictive covenant, which will be effective throughout the geographic area within a 20-mile radius from any facility of First Ottawa’s or any facility of a company which First Ottawa plans to acquire or merge with during the 12-month period following the executive officer’s termination.  The restrictive covenant will prohibit the executive officers from competing with First Ottawa for the 12-month period.

DIRECTOR COMPENSATION

General

In 2010, each director received an annual retainer of $6,000 and an additional amount for each board meeting.  In January 2011, our board decided to decrease this annual retainer from $6,000 to $3,000 for 2011.  Fees for monthly board meetings in 2010 were $700 per meeting.  In addition, each director received $500 for attending the annual stockholder meeting on May 19, 2010, and an additional $500 for the annual organization meeting on May 19, 2010.  We do not compensate directors for their attendance at committee meetings or special meetings.  In 2010, each non-employee director of First Ottawa was also granted options to purchase 400 shares of our common stock for serving on the board of directors.  These options vest ratably over a four-year period.

The following table provides information on 2010 compensation for non-employee directors who served during 2010.

Name	Fees earned or paid in cash ($)	Option awards ($)(1) (2)	Change in pension value and nonqualified deferred compensation earnings ($)(3)(4)	All other compensation ($)(5)	Total ($)
(a)	(b)	(d)	(f)	(g)	(h)
Bradley J. Armstrong	$15,400	$5,580	$4,161	$156	$25,297
John L. Cantlin	15,400	5,580	4,724	149	25,853
Thomas E. Haeberle	15,400	5,580	4,161	143	25,284
Thomas P. Rooney	15,400	5,580	5,421	141	26,542
William J. Walsh	15,400	5,580	4,161	49	25,190
Brian P. Zabel	15,400	5,580	4,161	49	25,190

(1)	The value shown is the grant date fair market value computed in accordance with FASB ASC Topic 718.

(2)	Options become exercisable in four equal portions on the first, second, third and fourth anniversaries of the date of grant.

(3)	Reflects accruals on behalf of each director pursuant to the Supplemental Nonqualified Retirement Plan.

(4)
Includes “above-market” earnings credited to each of Mr. Cantlin and Dr. Rooney under the Deferred Compensation Plan in the amount of $563 and $1,260, respectively.  Deferred director fees are credited annually with an interest rate equal to 130% of the average annual rate of five-year treasury notes.  For proxy reporting purposes only, we deem any interest in excess of 100% of the average annual rate of five-year treasury notes to be above-market earnings.

(5)	Includes insurance premiums and the taxable economic value of any Split Dollar Life Insurance benefit.

Supplemental Nonqualified Retirement Arrangements

The First National Bank of Ottawa adopted Supplemental Nonqualified Retirement Arrangements in 2004.  Each of the directors of First Ottawa is also a director of The First National Bank of Ottawa and is therefore a participant in the arrangements.  Under the arrangements, each director will receive a monthly benefit over 120 months commencing at termination of service.  The benefit amount is based upon earnings of a pool of bank-owned life insurance policies, over the respective director’s remaining service period with the bank, adjusted for a cost-of-funds factor.

Director Split Dollar Life Insurance Plan

The First National Bank of Ottawa adopted the Split Dollar Life Insurance Plan in 2004.  The plan covers certain directors of the First National Bank of Ottawa.  Under the plan, if a covered director dies while serving on the bank’s board, he will receive 80% of the net amount at risk (death benefit less cash surrender value) of a certain specifically designated bank-owned life insurance policy, if any, on that director’s life.

First Ottawa Bancshares, Inc. Deferred Compensation Plan

During 2005, we amended and restated the First Ottawa Bancshares, Inc. Deferred Compensation Plan.  The deferred compensation plan benefits both directors and certain executive officers.  Under the plan, directors may defer up to 100% of their fees.  Deferred director fees are credited annually with an interest rate of 130% of the average annual rate of five-year treasury notes.  A participating director will receive distribution of his or her benefits as of his or her retirement, or upon age 65, if properly elected in accordance with the requirements of the Internal Revenue Code, unless such benefits are paid out earlier due to the participant’s death or a change of control (as defined in the plan).  During 2010, two of our directors participated in the Deferred Compensation Plan.

AUDIT COMMITTEE REPORT

The Audit/Compliance Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit/Compliance Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K.  Each of the members of the Audit/Compliance Committee is “independent” as defined by NASDAQ and the Securities and Exchange Commission.

The Audit/Compliance Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2010 with our management.  The committee has also discussed with Clifton Gunderson LLP, the independent registered public accounting firm that audited our financials for 2010,  the matters required to be discussed by SAS 114 (The Auditor’s Communication with Those Charged with Governance) as well as received and discussed the written disclosures and the letter from Clifton Gunderson required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). Based on the review and discussions with management and Clifton Gunderson, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by:

Thomas P. Rooney
William J. Walsh
Brian Zabel

Members of the Audit/Compliance Committee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and officers of First Ottawa and The First National Bank of Ottawa, and their associates, were customers of and had transactions with us during 2009 and 2010.  Additional transactions may be expected to take place in the future.  All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.  All such loans are approved by the subsidiary bank’s board of directors in accordance with the bank’s regulatory requirements.  Additionally, the Audit/Compliance Committee considers other non-lending transactions between a director and First Ottawa, including its subsidiaries, to ensure that such transactions do not affect a director’s independence.

John L. Cantlin, a director, is a partner of the law firm of John L. Cantlin & Associates, Ottawa, Illinois, which is one of several law firms that we routinely retain for various legal matters involving First Ottawa, such as foreclosures and collections.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit/Compliance Committee of the board has appointed the accounting firm of Clifton Gunderson LLP to perform the audit of our consolidated financial statements for the year ending December 31, 2011. Representatives from Clifton Gunderson are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions that may be asked by stockholders.

Change in Independent Registered Public Accounting Firm

Dismissal of BKD, LLP

On March 10, 2010, we formally engaged Clifton Gunderson to audit our 2010 financial statements. The engagement of Clifton Gunderson resulted in the dismissal of BKD, LLP (“BKD”) as our independent registered public accounting firm. BKD completed its engagement as our independent registered public accounting firm for our fiscal year ended December 31, 2009 upon the filing of our Form 10-K for the year ended December 31, 2009.

BKD’s reports on our consolidated financial statements for each of the two fiscal years ended December 31, 2009 and 2008, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the periods covered by such reports and during any subsequent period through March 10, 2010, there were no disagreements between us and BKD on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to the satisfaction of BKD, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such years. During the same periods, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We provided BKD with a copy of the foregoing disclosures set forth above. A letter from BKD, dated March 12, 2010, addressed to the Securities and Exchange Commission stating whether BKD agrees with the statements set forth above related to BKD was attached as Exhibit 16.1 to the Current Report on Form 8-K filed March 15, 2010.

Consultations with Clifton Gunderson LLP Prior to Engagement

As stated above, on March 10, 2010, we engaged Clifton Gunderson to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  The engagement of Clifton Gunderson resulted from a competitive bidding process undertaken by the Audit/Compliance Committee pursuant to which the Audit/Compliance Committee requested and received proposals from several independent registered public accounting firms.

During the fiscal years ended December 31, 2009 and 2008, and during any subsequent period through March 10, 2010, the date of engagement of Clifton Gunderson, neither we, nor any person on our behalf, consulted with Clifton Gunderson with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by Clifton Gunderson to us that Clifton Gunderson concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a “disagreement” or “reportable event” as those terms are defined in Item 304 of Regulation S-K.

Accountant Fees

Audit Fees.  The aggregate fees and expenses billed to us by Clifton Gunderson in connection with the 2010 audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q for 2010 totaled $85,000.  The aggregate fees and expenses billed to us by BKD for similar services in 2009 totaled $84,800.

Audit-Related Fees.  No audit-related fees were billed to us by Clifton Gunderson in 2010.  The aggregate fees and expenses billed to us by BKD for audit-related services, which included planning and discussions relating to internal controls over financial reporting, in 2009 totaled $4,000.

Tax Fees.  The aggregate fees and expenses billed to us by Clifton Gunderson for the preparation of tax returns for 2010 totaled $10,000.  The aggregate fees and expenses billed to us by BKD for the preparation of tax returns for 2009 totaled $8,975.

All Other Fees.  No fees were billed to us by Clifton Gunderson for other services in 2010.  No fees were billed to us by BKD for other services in 2009.

The Audit/Compliance Committee, after consideration of the matter, does not believe that the rendering of these services by Clifton Gunderson was incompatible with maintaining Clifton Gunderson’s independence as our principal accountants.

Pre-Approval

Among other things, the Audit/Compliance Committee is responsible for appointing, setting compensation for and overseeing the work of the independent accountants.  The Audit/Compliance Committee has adopted a pre-approval policy relating to requiring the committee’s approval of all audit, audit-related, tax and other fees for services provided by First Ottawa’s independent accountants and all such services for 2010 were pre-approved.  These services include audit and audit-related services, tax services and other services.  The independent accountants and management are required to periodically report to the Audit/Compliance Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval policy, and the fees for the services performed to date.  The Audit/Compliance Committee may also pre-approve particular services on a case-by-case basis that the committee has not already specifically approved.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our annual report for the year ended December 31, 2010 (including financial statements) accompanies this proxy statement.  The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.  Stockholders may obtain printed copies of our annual report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, without charge upon written request.  Any exhibits listed in the Form 10-K will also be furnished upon written request at our expense. Any such request should be directed to Cheryl D. Gage, First Ottawa Bancshares, Inc., 701 LaSalle Street, P.O. Box 657, Ottawa, Illinois  61350.

By order of the board of directors,

Joachim J. Brown
President and Chief Executive Officer

Ottawa, Illinois
April 13, 2011

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
FIRST OTTAWA BANCSHARES, INC. TO BE HELD ON MAY 18, 2011

The undersigned hereby appoints Donald J. Harris and Brian P. Zabel, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders, to be held at our offices located at 701 LaSalle Street, Ottawa, Illinois, on May 18, 2011 at 3:00 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.	ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Class III (term to expire 2014): Thomas E. Haeberle, Thomas P. Rooney and William J. Walsh.

2.	In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Please ________________________________________________________
Sign
Here _________________________________________________________

Dated:_____________________________________________________, 2011

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.